UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2019

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement

As previously announced, the Company’s subsidiary, Pelican Therapeutics, Inc. (“Pelican”), was awarded $15.2 million to fund preclinical and certain clinical activities from Cancer Prevention Institute of Texas (CPRIT) grant (the “CPRIT Grant”). The CPRIT Grant is subject to customary CPRIT funding conditions.

The CPRIT Grant initially covered a three-year period from June 1, 2017 through May 31, 2019.  On April 12, 2019, CPRIT notified Pelican that it agreed to a six-month extension of time in order to conclude the approved scope of work, such that the completion date was extended from May 31, 2019 to November 30, 2019. All other terms and conditions of the CPRIT arrangement remained the same.

Item 5.08.   Shareholder Director Nominations.

On April 15, 2019, the Board of Directors of Heat Biologics, Inc. (the “Company”) approved July 23, 2019.as the date for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and May 28, 2019 as the record date for determining stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting. All notices in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934 and the Company’s Amended and Restated Bylaws must be received by the Company at its principal executive offices at: Heat Biologics, Inc., 801 Capitola Drive, Suite 12, Durham, North Carolina 27713, and directed to the attention of the Corporate Secretary, by May 1, 2019 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2019 Annual Meeting and must conform to the rules and regulations promulgated by the Securities and Exchange Commission.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Attachment F to CPRIT Contract

———————

*

Confidential portions of this exhibit have been omitted from the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2019	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer